This Exhibit contains information of a confidential nature that has been omitted and filed separately with the Commission. The omitted information is designated within this Exhibit by use of capital X's, such as $(XXX), X%, or XXXXX.




                                 EXHIBIT 10.11

                             DISTRIBUTION AGREEMENT


THIS AGREEMENT, made and entered into by and between

Haemofix Medical Products AB, with the postal address P.O. Box 116, 260 80 Mumka Ljurgby, Sweden, Marketing company for Arta Plast AB, with the postal address Antennvagen 1A, 13548 Tyreso, Sweden, hereafter to be referred to as the Vendor,

and

CHRONIMEB INC, with the postal address 13911 Ridgedale Drive, Minnetonka, Minnesota 55305, USA, hereafter to be referred to as the Distributor.

WHEREAS, the Vendor is engaged in manufacturing, distributing and sales of certain Products, for which the Vendor desires an assured market opportunity; and

WHEREAS, the Vendor recognizes that the execution of this Agreement with the Distributor will enable the Vendor to effectively distribute these Products in due Territory specified herein and which should increase its share in MARKETPLACE; and

WHEREAS, the Distributor has familiarized itself with and has determined the clinical performance and sales potential of the Vendor's Products and now wishes to utilize its special knowledge, expertise, and contacts to establish itself as a Distributor of the Products and specially desires to engage in sale and distribution with the Vendor in order to assure itself an adequate supply;

NOW, THEREFORE, the Vendor and Distributor ENTER INTO this Agreement and agree as follows:


                              ARTICLE I DEFINITIONS

In this Agreement each of the terms listed below has the following meaning:

1.1 The term "Product" (or "Product") shall mean the US Products and the Haemofix Blood Lancet Products and all modifications, improvements and additions thereof.

1.2 The term "US Products" (or "US Product") shall mean the Haemofix Blood Lancet Product line as specified in Appendix 1 of this Agreement.

1.3 The term "Haemofix Blood Lancets Products" (or "Haemofix Blood Lancet Product") shall mean all goods in the Haemofix Lancet Product line as specified in Appendix 1 of this Agreement.

1.4 The term "Trade Mark" (or "Trade Marks") shall mean the intellectual property rights including patents, trade names, trade marks and logotypes and so on of the Vendor related to or used in connection with the Products.

1.5 The terns "Territory" shall mean North America. (USA, Canada and Mexico). The Vendor will not operate in Central and South America the first six (6) months. After six (6) months will tire Distributor have a right to market the product in Central and South America, but not exclusive.

1.6 "Appendix" incites any agreed appendix of this Agreement necessary for understanding this Agreement arid its effectiveness. All appendices shall be deemed to be incorporated into and form part of this Agreement.


                           ARTICLE 2. GRANTS OF RIGHTS


2.1 The Vendor grants to the Distributor and the Distributor hereby accepts the exclusive rights to sell the Products within the Territory to Sub Distributors and end users, with the exceptions stated in thus Agreement.

2.2 The exclusive right to sell the Haemofix Blood Lancet in the Territory is granted to the Distributor on the Effective Date of this Agreement. The Parties agree that the first twelve (12) month minimum quantity period, as described in Appendix 2, will commence ninety (90) days after receiving of the first shipment.


                         ARTICLE 3. CONDITIONS PRECEDENT


3.1 The right to obtain the exclusive distribution right and the right to sell the US Products in the Territory will be available to the Distributor upon the effective termination of the existing distribution contract of Haemofix Lancets type for the US Products which is in EFFECT WITH the Vendor's current distributor. All terms and conditions regarding the US Products referenced in this Agreement are contingent upon termination of the existing distribution contract.

3.2 THE EXCLUSIVE right to sell means, except as otherwise stated in any compulsory law applicable to this Agreement, that the Vendor will refrain from

- selling the Products in the Territory

- granting to any other person the representation of the Products in the Territory

3.3 The Distributor shall refrain, outside the Territory, from seeking customers for the Products, from establishing any branch, or from maintaining any distribution depot for the Products. Any orders outside the Territory shall be SENT to the Vendor.

3.4 The Vendor will not sell the Products to customers outside the Territory who Vendor has reason to believe exports or intends to export the Products to the Territory.

3.5 The Vendor shall be free to extend its assortment of US Products to be sold in the Territory and, if necessary, to discontinue the manufacture of any US Products.

3.6 The Distributor shall have the right to sell to Original Equipment Manufacturers, (OEM) in the Territory, but the Vendor will have the right to sell to other OEM company in rest of the world, even if the product should be included in a kit sold to the Territory.


                           ARTICLE 4. NON-COMPETITION


4.1 Except as otherwise stated in any compulsory law applicable to this Agreement, the Distributor shall refrain from selling products that are identical or similar to the Products in the Territory, unless prior written is given by the Vendor.

4.2 The Distributor shall give reasonable notice to the Vendor if the Distributor directly or indirectly, enters into, or becomes engaged in any business or undertaking WHICH compete an any matter with the Vendor in connection with the marketing, distribution, or sale of the Products in the Territory. Such action will grant the Vendor the option to terminate this Agreement.


                            ARTICLE 5. RELATIONSHIPS


5.1 At all times during the duration of this Agreement shall the Distributor act as an independent contractor and neither shall the making of this Agreement nor the performance of any of the provisions thereof be corm to constitute Distributor as agent or legal representative of Vendor for any purpose, nor shall this Agreement be deemed to establish a Joint Venture or Partnership or Franchise Arrangement. Each purchase of tiny Products by the Distributor from the Vendor pursuant to this Agreement, each sale of the Products made by the Distributor, and each Agreement or commitment made by the Distributor to arty person, firm or corporation with respect thereto shall made by Distributor for its cum account as principal and its own expense.

5.2 Neither Party has authority to make any agreements on behalf of or in any way binding opt the other Party.


                         ARTICLE 6. SUB REPRESENTATIVES


6.1 The Distributor acknowledges that it will primarily use its own sales representatives or Sub Distributors to market and promote the Products. Vendor acknowledges that in limited cases, at the request of a customer, Distributor may sell the Products through sub-distributors who will perform routine distributor tasks only. This has to be agreed with the Vendor.


                         ARTICLE 7. MARKETING AND SALES


7.1 The Distributor shall actively market and promote the sales of the Products through the efforts of its Management, regional sales manager mud staff of sales representatives within the Territory by advertising, distribution of technical and sales matters, personal calls upon prospective customers and other activities, all of which shall be undertaken by the Distributor at its sole cost and expense. The target shall be to reach the best result as possible.


                           ARTICLE 8. MINIMUM QUANTITY

8.1 The Distributor shall buy US Products for at least eighty (80) per cent of the total value of the agreed forecast as mentioned in Appendix 2.

8.2 If the Distributor does not comply with its obligation in this Article 8, Clause 8.1 above, the Vendor shall be entitled to convert the exclusive rights for the US Products as mentioned under Article 2 ABOVE TO A NONexclusive right by registered letter within ninety (90) days after each forecasting period on giving thirty (30) days notice. Failure to comply with the obligations in
Article 8, Clause 8.1 shall not be a material breach of this Agreement and the Vendor sole and exclusive remedy for such failure is set forth in this Clause 8.2.

8.3 The Distributor shall purchase Haemofix Blood Lancet within the term of this Agreement an accordance to the schedule in Appendix 2. At no time during the first two twelve (12) month time periods, as stipulated in Appendix 2, can the order quantities of the Products fall below the minimum quantities set forth in the APPENDIX 2. AT NO TIME during the twelve months periods, three (3) through four (4) inclusive, as stipulated an Appendix 2, can the order QUANTITIES OF the Products fall more than twenty (20) per cent below the minimum quantities set forth in Appendix 2.


                            ARTICLE 9. MINIMUM STOCK


The Distributor shall maintain at its own cost a stock of the Products responding to no less than twenty (20) per cent of the volume of the annual total volume of the forecast according to Article 12, Clause 12.2. However, if the Vendor tai has been able to deliver in time, the Parties should discuss this Article.


                        ARTICLE 10. ADVERTISING AND FAIRS


10.1 The Distributor shall advertise the Pmts within the Territory at its own cost.

10.2 Participation in fairs or exhibitions shall be the subject of prior consultation between the Parties. All expenses and costs associated with Distributor's participation in fairs an exhibitions within the Territory shall be the sole responsibility of the Distributor.

10.3 if not otherwise agreed, arty artwork or printed matters regarding the Products, that is produced by the Distributor shall be in conformity with the Vet's recommended fonts, printing colors and general cline for artwork. Vendor agrees to allow the Distributor to use its current labeling practices.

                             ARTICLE 11. TRADE MARKS


11.1 If not otherwise agreed the Distributor shall sell the Products with the Trade Mark.

11.2 The Distributor shall not use any registered or any unregistered Trade mark owned by the Vendor at any time during the term of this Agreement except in connection with the Products.

11.3 After termination of this Agent the Distributor shall not use the Vendor's name or any of the Vendor's Trade Marks in any manner, except to sell remaining Products in inventory.

11.4 The Distribute pray put trade mark of its own on any Product label or advertising, in accordance with Vendor's agreement.

11.5 The Distributor shall have no rights under this Agreement in, or to, the Trade Marks and shall not, during the term of the Agreement, or theta, represent that it is the owner of the True Marks, whether or not tire Trade Marks are registered, nor at any time register, or cause to be registered, any of the Trade Marks in its name, or in name of another, except on behalf of and with written instructions from the Vendor.


                        ARTICLE 12. REPORTS AND FORECASTS


12.1 The Distributor shall with due diligence keep the Vendor informed of market conditions and the state of competition and shall supply a general report as frequently as may be required but in no event less than every three (3) months. Such report shall always include the number (and names or coded names) of customers to whom the Products have been sold.

12.2 The Distributor shall submit to the Vendor, prior to the end of October every year, a forecast for all Products for the following twelve (12) month period.


                           ARTICLE 13. PURCHASE ORDER


13.1 The Distributor shall provide the Vendor with rolling purchase orders for the Products. Each purchase order shall list three (3) separate calendar month delivery dates for each respective Product. Each desired quantity FOR a given Product, for each calendar month, shall be listed on the purchase order as a separate "Line Item", even if the purchase quantity is zero (0). The Distributor shall have no less than (3) such consecutive purchase orders placed with the Vendor at all times. Each purchase order shall not be considered binding until the Distributor has notified with a written order acknowledgement from the Vendor.

13.2 The Distributor shall confirm to the Vendor in writing, no later than the 20th of each calendar month, to desired quantity of all not yet delivered Line Items on any and all purchase orders scheduled for delivery for the following third rolling calendar month. If confirmation from the Distributor is not received by the 20th of a calendar month, the quantity last submitted for that Line Item on any purchase order for delivery in that following third rolling calendar month, shall automatically be considered binding.

13.3 The Vendor may at any time make changes in, or discontinue the manufacture of any US Product without any liability whatsoever to the Distributor. Tire Vendor shall promptly notify the Distributor of any discontinuance or significant change in the US Products. If the Vendor instructs the Distributor not to sell a certain Product, the Distributor may return remaining inventory of tier Product for credit by the Vendor.


                   ARTICLE 14. FORMS AND FORECASTS AND ORDERS


If agreed by the Parties, the Distributor shall use forms submitted by the Vendor for the above reports, forecasts. Orders have to written on Distributors own forms.


                          ARTICLE 15. TIME OF DELIVERY


The Vendor shall deliver the ordered Products within plus/minus ten (+/- 20) days from acknowledged date of delivery, in accordance with Article 13.


                          ARTICLE 16. TERMS OF DELIVERY


16.1 The Products shall be delivered by the Vendor to the Distributor FOB (free on board) Arta Plast, Tyreso, Sweden.


                               ARTICLE 17. PRICES


17.1 If not otherwise agreed, THE Distributor shall pay the prices for US Products in accordance with the latest price-list in Appendix 3.

17.2 if the Vendor decides to change the said price-list, the Vendor shall notify the Distributor of such change sixty (60) days in advance The Vendor will honor the prices on orders placed prior to, or written that sixty (60) days period, at the previously stated prices. Provided that the delivery is requested by the Distributor within eighty (80) days from the effective date of prices change. The prices shall be firm for a minimum of twelve (12) months.

17.3 The Distributor shall be free to determine the prices and other conditions to the customers and should on request inform the Vendor about the contents of these.

17.4 The Distributor shall at all times pay the prices listed in Appendix 3 for the Haemofix Blood Lancet.

17.5 All Product price lists will be quoted in United States US dollars (USD).

17.6 A relation of USD 1/SEK 8 is set. If the value will change more than +-15%, the Parties have the right to take up negotiations.

17.7. The Distributor will every year receive 1% of the total VOLUME free, to be use! for exhibitions e.t.a. The Distributor agrees however that these samples shall be used for promotion only, and not for sales.


                          ARTICLE 18. TERMS OF PAYMENT


18.1 The Distributor shall pay to the aunt and bank per 34 days net. However, if FDA will delays a shipment, the Distributor has the right to delay the payment with a time as long as FDA has delayed the shipment.

18.2 If not otherwise agreed all payments relating to this Agreement shall be made in Sweden and in US dollars (USD).


                       ARTICLE 19. INSPECTION OF PRODUCTS

The Distributor shall thoroughly inspect the Products within 30 days from the date of landing at the port designated by him and will lodge, within SUCH period any claim in respect of any deliveries, found to be deficient or damaged. Within 10 days from the date on which the above mentioned period of time for inspection has expired, the Distributor shall submit to the Vendor a report concerning all warranty claims based on that delivery. The claim will not prejudice or suspend the Vendor's right to receive payment in full for such delivered Products. Failure by the Distributor to submit any such Warranty claims within the specified period shall constitute a waiver of any such claim which could be found at an inspection arid shall be deemed as an unconditional acceptance of the Products by the Distributor which may not thereafter be revoked.


                              ARTICLE 20. WARRANTY


20.1 The Vendor warrants that the Products are free from faults in material in that the Products correspond to the Product specification as set cant in Appendix 4. and as set out below THE VENDOR agrees to remedy such faults. The warranty is contingent upon proper use, handling and service of the Product and does not apply to damage which has been caused, for example by misuse, negligence, alteration or tampering, to damage incurred in transit, by normal wear and tear, improper or unauthorized use or storage of the Product by the Distributor or customer, causes external to the Products or resulting from the Distributor's incorrect implementation or interpretation of the Vendor's advice. The warranty is made directly by the Vendor to the Distributor and Sub Distributors is not applicable or transferable to other purchasers of the Product or any other party.

20.2 The Vendor will in no case warrant the Products at a date past the expiration date of three (3) years or more from date of packaging, ref to Lot. no. written on the package of the Products.

20.3 The Distributor shall take complete responsibility, including but not limited to all claims four third parties, arising from the Distributor's activities concerning the Products and the Distributor hereby undertakes to hold the Vendor harmless from any responsibility, liability and expense ton. In case of claims from third parties or customers the Dish agrees to provide the Vendor with all information available to the Distributor relating to any complaint from or dispute with such parties and to notify the Vendor immediately in writing of any faults or defects that have appeared or will appear and also inform the Vendor as to the progress of such complaints or disputes. All such notifications shall contain reference to Lot. no. , and the full name and address of the party making the complaints. The Distributor shall at all times keep a record of any defective Products old other data as mentioned above.

20.4 As the Distributor's only remedy is to have defective Product replaced or a refund of the purchased price it is a condition for the Vendor's warranty that the Distributor return. a referee of the defective Products to the Vendor at the Distributor's risk and expense. If, after examination of the defective Product, the Vendor decides that the claim is not justified, the Vendor will at the risk and expense of the Distributor return the defective Product to the Distributor. However, if the Vendor decides that the claim is justified the Vendor will a) without clay credit the invoiced cost of the defective Product together with the Distributor's expense for the transport of the defective Product, provided that the Distributor has claimed reimbursement for transport costs before the credit is made or b) return a new Product to the Distributor. After the Vendor has taken the measures described in this paragraph the Vendor shall be deemed to have fulfilled all its obligations in respect of a defective


                       ARTICLE 21. LIMITATION OF LIABILITY


21.1 The Vendor's sole obligation and the Distributor's sole remedy under this warranty shall be reps of defective Products or refined of the purchase price including transport costs, as provided above in Article 20. THE WARRANTY GIVEN IN ARTICLE 20 IS THE ONLY WARRANTY BY THE VENDOR WITH RESPECT TO THE PRODUCTS. UNDER NO CIRCUMSTANCES SHALL VENDOR BE LIABLE FOR LOSS OF BUSINESS, OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THE SALE OR USE OF THE PRODUCTS, UNDER THIS WARRANTY OR OTHERWISE. THIS LIMITATION OF LIABILITY APPLIES EVEN IF THE VENDOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
ALL OTHER WARRANTIES INCLUDING THE IMPLIED WARRANTIES OR MERCHANT ABILITY AND FITNESS FOR PARTICIPATION PURPOSE ARE DISCLAIMED. This warranty is provided solely to the Distributor. The Distributor shall be responsible for providing its own warranty to its customers. The Parties agree on the importance of the Distributor adapting the conditions it grants to its own customers to the condition it is granted by the Vendor, especially as far as the warranty are concerned. The Distributor assumes all risks and liabilities for and agrees to indemnify and hold the Vendor harmless from and against any claims, demands, liabilities, and expenses arising out of or accruing from the unauthorized acts, negligence, or omissions of the Distributor or any breach of this Agreement by the Distributor.

21.2 The Distributor shall immediately notify the Vendor of any claims under any foregoing warranties. The Distributor shall also immediately notify the Vendor of any likelihood of a claim by a third Party under any of the foregoing warranties. No adjustment, settlement, or payment of such claim made by the Distributor to a third Party shall be binding on the Vendor, or obligate the Vendor to compensate the Distributor for such adjustment, settlement, or payment, unless final authorization thereto was given in writing by the Vendor.

21.3 As regards Product liability the Vendor warrants that it will be liable in respect of death, personal injury or damaged property (other than product itself) if it is shown that Vendor has been guilty of gross negligence or misconduct. In no case is the Vendor responsible for Product Liability above what is covered by the world wide liability policy taken for the Vendor's Products which amounts to SEK 10,000,000 per single occurrence and SEK 20,000,000 in total aggregated amount per policy period. The Distributor can be included and named as insured for an "additional names fee if and for as long as, the Distributor desires.


                            ARTICLE 22. 1NFRINGEMENT

22.1 If a third Party mates any claim for compensation towards the Vendor or the Distributor, the Party who receives the claim shall without delay notify the other Party in writing. The Parties shall be obligated to assist each other in such claim from a third Party in means of information and defense. No Party shall have the right to settle or compromise any such claim or to enter any judgement without the other Party's approval.

22.2 The Distributor shall report to the Vendor any infringement of Trade Marks, or imitation of the Trade Marls and/or the Products, of WHICH IT may learn and shall assist the Vendor in protecting its right in and to the Trade Marks and/or the Products; but the Distributor shall not initiate any protective action WITH respect td the Trade Marks and/or the Products WITHOUT the Vendor's prior written authorization.

22.3 The Distributor shall assist the Vendor to the best of its ability to protect the Vendor against such acts and. infringements of the Trade Marks and/or the Products.

22.4 The Distributor's obligations under Article 7 and Article 8, shall be temporarily suspended in the event that either Party, receives notification from third Party of patent infringement regarding the Product until such claim is mutually deemed unfound, settled or withdrawn.


                       ARTICLE 23. LIMITATIONS OF DAMAGES


The Party who is subject to breach of the Agreement shall be under a duly to take all necessary measures to mitigate the loss which has occurred provided that it can do so without unreasonable inconvenience or cost. Should it fail to do so, the Party guilty of breach tray claim a reduction in damages.

In no case shall either Party be liable to the other for losses in profit and other consequential losses, provided that the foregoing (a) shall not apply in case of willful or grossly negligent breach by a Party, and (b) shall BE without prejudice to the provisions of Articles 19 through 22.

                            ARTICLE 24. FORCE MAJEURE


If the performance of any obligation under this Agreement, other than payment of money, is prevented or impaired for any cue beyond the reasonable control of the defaulting Party, such Party shall be excused from performance AS LONG as such cause continues to prevent or impair performance, provided the Party claiming such excuse shall promptly notify the other Party of the existence of such cause aril shall at all times use its best efforts to resume and complete the performance.


                           ARTICLE 25. NON-DISCLOSURE


25.1 The Vendor and Distributor will not disclose to any third Party any confidential information relating to each other's business or methods of caring on business, or to technology related to the Products. Such coal information ("Trade Secrets") includes, but is not limited to poses, techniques, research, technology, pricing, cost data, knowhow suppliers anti customers of a Party which the other Party knows, or hereafter tomes TO know, unless and until such Trade Secrets are in the public domain.

25.2 In so far as officers and employees of Party, who come into contact with Trade Secrets of the other Party, are corm, this Party shall impose on such officers and employees a corresponding obligation to confidential treatment of the other Party's Trade Sets to the extent set forth in this Article and covering the time both during anti after their employment with the Party concerned.

25.3 The duty of non-disclosure of Trade Secrets shall not cease with the termination of this Agreement but shall survive such termination TO the full extent.


                             ARTICLE 26. ASSIGNMENT


26.1 Neither Party may assign this Agreement or any interest herein without prior written consent of the other Party such consent may not be unreasonably withheld by either Party.

26.2 Subject to the provisions of this Article this Agreement shall inure to the benefit of, and binding upon the Parties hereto, and their respective assigns.


                            ARTICLE 27. SEVERABILITY


Should any part of this Agreement for any reason be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity of the remaining portion which remaining portion shall continue in full force and effect. In such case, the parties agree that they will, in good faith, negotiate with one another to replace such in valid provision with a valid provision, as similar as possible to that which has been held to be invalid. All in accordance with this Agreement.

                    ARTICLE 28. DEFAULT AND OTHER CONTINGENCY


28.1 Without prejudice to airy remedy either Party may be against the other for breach or non-performance of this Agreement, both Parties shall have the right:

- to terminate this Agreement by giving the other Party two month's notice in writing if the other should violate any of provisions or conditions of this Agreement and such Party fails to discontinue and make good such violation within ninety (90) days after receipt of notice in writing with reference to this Article from the complaining Party.

- to terminate this Agreement immediately if the other Party should enter into liquidation or go into bankruptcy or become insolvent or make composition with its creditors.

28.2 If the Distributor has not fulfilled any payment within thirty (30) days after fallen due and if the Distributor still act made the payment of such amount despite two reminders from the Vendor with at least fourteen(14) days between each reminder, the Vendor is entitled to terminate this Agreement immediately.

28.3 Failure of either Party to terminate this Agreement following any breach hereof by the other Party shall not be deemed a waiver of the Party not in breach of rights arising from any future breach.


               ARTICLE 29. RIGHTS AND LIABILITES AFTER TERMINATION

29.1 Termination of this Agreement shall not release either Party from any obligation or liability incurred prior to the effective date of such termination, to include Vendor's obligations to indemnify the Distributor.

29.2 If the Vendor terminates this Agreement for any reason, the vendor will allow the Distributor to sell all existing inventories of Product in stock at the time of termination.

29.3 The Distributor shall, at its sole costs and expense, promptly return to Vendor all advertising matter and other property or equipment of the Vendor then in the possession of the Distributor.

29.4 In event the business transactions between the Parties subsequent to the serving of notice of, or subsequent to the date of, termination of this Agreement, such relations shall not constitute a renewal of this Agreement or waiver of termination, but all such transactions shall governed by terms identical to the applicable provisions of this Agreement unless the Parties execute a new agreement superseding this Agreement.


                             ARTICLE 30. NO LICENSE


No license, express or implied, is granted by this Agreement by the Vendor under any Trademarks.

                               ARTICLE 31. NOTICES


Any notice or recast given under this Agreement shall be deemed to have been sufficiently given or directly to either Party at the address shown on page one of this Agreement, five (5) days after having been sent by registered mail, or two (2) days after having been sent by telecopy and confirmed in writing, unless expressly stated in this Agreement. Either Party may give written notice of a charge of address, which shall be given as above per.


                                ART1CLE 32. TAXES


All prices or other payments mentioned in or sting from this Agreement shall always be exclusive of any indirect taxes or turnover taxes (e.g. value added tax), custom duties or similar charges. All such taxes, duties or charges shall be borne by Distributor if levied by authorities in tire Distributor's country.


                    ARTICLE 33. DURATION AND EFFECTIVE DATES


33.1 The term of this Agreement shall begin on the Effective date and shall be intact for a time period of 48 months, pursuant to Article 2, Clause 2.2, and shall be automatically extended for successive twelve (12) month periods, unless either Party notifies the other party by red mail at least ninety (90) days before the respective expiration date, of each desire of either Party to terminate this Agreement earlier under any of its other provisions.

                               ARTICLE 34. PERMITS


34.1 The vendor acknowledges that it is a registered Device Manufacturer with the FDA anti that the Products are manufactured in accordance with FDA/GMP and quality standards are in line with ISO 9001.

34.2 The Vendor agrees to undergo a vendor audit performed by the Distributor.

34.3 Vendor agrees to permit a duly authorized representative of the Distributor to enter and inspect, during normal business hours, the establishments in which any of the Products are manufactured, packaged, labeled or held in order to DETERMINE whether said Products one manufactured, packed, labeled or held in conformity with the terms of this Agreement, and further agrees to provide Distributor with such documents at it may ready require to determine whether the Products are being manufactured, packaged, labeled or held in accordance with the provisions of this Agreement.

                            ARTICLE 35. GOVERNING LAW


This Agreement shall be governed by and shall be construed AND enforced in acordance with laws of the Kingdom of Sweden, without giving effect to the conflict of laws provisions thereunder.



                             ARTICLE 36. ARBITRATION


36.1 The arbitral shall be composed of a sole arbitrator. The place of Arbitration shall be Stockholm, Sweden.

36.2 The language to be used in arbitral proceedings shall be English.

36.3. The award of the arbitrator shall be the sole and exclusive remedy between the Parties regarding any claims and counter-claims presented to the arbitrator. The Parties undertake to fully and punctually abide by the award rendered by the arbitrator. Failing such voluntary compliance, judgement upon the award or any other appropriate procedures may be entered or sought in any court having jurisdiction thereof to segue enforcement of said award.


The Parties have caused this Agreement to be executed in three (3) copies, each of which shall be considered an original.

Date                                    Date

CHRONIMED INC.                          Arta Plast AB


By  /s/                                 By  /s/
    ------------------------------          ---------------------------------
Its Vice President                      Its General Manager

         Appendix 1 - Chronimed Inc/Haemofix Medical Products Agreement

Haemofix Blood Lancet. FDA reg no. A-739954

       Appendix 2 - Chronimed Inc./Haemofix Medical Products AB Agreement



The contract term is divided into four separate twelve month periods. Each twelve month period is referred to as a Year Period. The first Year period begins ninety (90) days after receiving of the first shipment and ends twelve months later on the same month and day. Each following Year Period begins and ends on that same month and day as the first Year Period.

Minimum quantity per Year Period is defined as the number of Haemofix Blood Lancets units which must be ordered by the Distributor by the end of each Year Period. The Minimum Quantity for each Year Period is regarded as separate from other Year Periods. The Minimum Quantity sold for each Year Period must be met within the time frame of each separate Year Period.


Year one, Minimum Quantity = 10 000 000 Haemofix Blood Lancets units.

Year two, Minimum Quantity = 20 000 000 Haemofix Blood Lancets units.

Year three, Minimum Quantity = 25 000 000 Haemofix Blood Lancets units.

Year four, Minimum Quantity = 30 000 000 Haemofix Blood Lancets units.

       Appendix 3 - Chronimed Inc./Haemofix Medical Products AB Agreement


Distributor purchase prices for the Haemofix: Blood Lancet are determined by the quantity of each blanket purchase order of the product delivery within a Year Period.





           - 10 000 000 units             USD 0.06
10 000 000 - 15 000 000 units             USD 0.057
15 000 000 - 20 000 000 units             USD 0.055
20 000 000 -                              USD 0.0535


The above price is with an exchange rate of USD 1.-/SFK 8.-